UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 10, 2005

PARKWAY PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

                                                     Maryland                                        1-11533                                      74-2123597

                                        (State or Other Jurisdiction             (Commission File Number)                      (IRS Employer

                                               of Incorporation)                                                                                 Identification No.)

One Jackson Place, Suite 1000, 188 East Capitol Street, Jackson, MS 39225-4647

(Address of Principal Executive Offices, including zip code)

(601) 948-4091

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page 1 of 3 Pages

ITEM 1.01.  Entry into a Material Definitive Agreement

On November 10, 2005, Parkway Properties, Inc. (the "Company") entered into a Third Amendment to the Credit Agreement with a consortium of 10 banks with Wachovia Capital Markets, LLC as Sole Lead Arranger and Sole Book Runner, Wachovia Bank, National Association as Agent and other banks as participants.  The Amendment increases the total debt to total asset value ratio and the pool availability ratio covenants from 55% to 60% and decreases the capitalization rate used in calculating the defined "value" from 9% to 8.5%.  These changes allow greater financial flexibility and borrowing capacity while positioning the Company to execute certain anticipated transactions more timely.  Additionally, it adjusts the variables of the Credit Agreement to be more closely related to the current market conditions. The interest rate on the unsecured credit facility (the "$190 million line") is equal to the 30-day LIBOR rate plus 100 to 150 basis points, depending upon overall Company leverage (with the current rate set at 132.5 basis points or 5.415 % at November 1, 2005).  The $190 million line matures February 6, 2007 and contains a one-year extension option available at maturity.  The line is expected to fund acquisitions of additional investments.  The Company paid an upfront fee of $20,000 upon closing of the Amendment.  The Company pays an annual administration fee of $35,000 and also pays fees on the unused portion of the line based upon overall Company leverage, with the current rate set at 12.5 basis points.

ITEM 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above.

ITEM 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 8, 2005, the Company's Board of Directors approved Articles Supplementary to the Company's Articles of Incorporation to reclassify 400,000 authorized shares of Series C Preferred Stock, par value $.001 per share (which previously were authorized in connection with the Company's now expired Shareholder Rights Plan), into the same number of authorized but unissued shares of Common Stock, par value $.001 per share, of the Company subject to further classification or reclassification and issuance by the Company's Board of Directors.  The Articles Supplementary were filed with the State Department of Assessments and Taxation of the State of Maryland on November 14, 2005 and became effective on that date. The Articles Supplementary are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

ITEM 9.01  Financial Statements and Exhibits.

(c)        Exhibits

The following are filed as exhibits to this Current Report on Form 8-K:

3.1       Articles Supplementary of Parkway Properties, Inc. filed with the State Department of Assessments and Taxation of the State of Maryland on

November 14, 2005.

Page 2 of 3 Pages

(10)           Third Amendment to Credit Agreement among Parkway Properties, LP; 111 Capitol Building Limited Partnership; Parkway Jackson LLC; Parkway Lamar LLC; Parkway Properties, Inc. and Parkway Properties General Partners, Inc. as Guarantors; Wachovia Bank, National Association as Agent; Wachovia Capital Markets, LLC as Sole Lead Arranger and Sole Book Runner and the Lenders dated November 10, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    November 14, 2005

                                    PARKWAY PROPERTIES, INC.

                                    By: /s/ Mandy M. Pope

                                              Mandy M. Pope

                                                                         Chief Accounting Officer

Page 3 of 3 Pages